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                                                                      EXHIBIT 20



                     Daimler-Benz Auto Grantor Trust 1997-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: April 2000
Distribution Date: 5/22/2000

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Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                Per $1,000 of Original
                                                                                                     Class A/Class B
                                                                                                    Certificate Amount
                                                                                                  ----------------------
      (i)   Principal Distribution
                Class A Amount                                                        $9,511,100.53        $14.476134
                Class B Amount                                                          $448,167.06        $14.476134
     (ii)   Interest Distribution
                Class A Amount                                                          $641,270.16         $0.976029
                Class B Amount                                                           $30,216.92         $0.976029

    (iii)   Monthly Servicing Fee                                                       $110,989.60         $0.161327
            ---------------------
                Monthly Supplemental Servicing Fee                                            $0.00         $0.000000
                Class A Percentage of the Servicing Fee                                 $105,995.07         $0.161327
                Class A Percentage of the Supplemental Servicing Fee                          $0.00         $0.000000
                Class B Percentage of the Servicing Fee                                   $4,994.53         $0.161327
                Class B Percentage of the Supplemental Servicing Fee                          $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                    $117,682,981.47
            Class A Pool Factor (end of Collection Period)                               17.911645%
            Class B Principal Balance (end of Collection Period)                      $5,545,271.55
            Class B Pool Factor (end of Collection Period)                               17.911645%

      (v)   Pool Balance (end of Collection Period)                                 $123,228,253.02

     (vi)   Class A Interest Carryover Shortfall                                              $0.00
            Class A Principal Carryover Shortfall                                             $0.00
            Class B Interest Carryover Shortfall                                              $0.00
            Class B Principal Carryover Shortfall                                             $0.00

    (vii)    Amount Otherwise Distributable to the Seller that is Distributed to
                    Either the Class A or Class B Certificateholders                          $0.00         $0.000000


   (viii)   Balance of the Reserve Fund Property (end of Collection Period)
                Class A Amount                                                      $  6,879,784.34
                Class B Amount                                                                $0.00

     (ix)   Aggregate Purchase Amount of Receivables repurchased by the Seller                $0.00
                                     or the Servicer


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